                            SCHEDULE 14A INFORMATION
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                                     -2-

                            [Logo will appear here]





                                                           May 7, 1998


DEAR MORTON INDUSTRIAL GROUP SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of the Shareholders of Morton Industrial Group, Inc. (formerly MLX Corp.), to be held at 11:00 a.m. Central Daylight Savings Time on Tuesday, June 30, 1998, at the Company's offices, 1021 West Birchwood, Morton, Illinois 61550. Directions to the meeting location appear on the back cover of the accompanying Proxy Statement.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. The 1997 Annual Report on Form 10-K and an Annual Review accompany this Proxy Statement.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.


                                      Sincerely,



                                      William D. Morton
                                      Chairman, President and Chief Executive
                                      Officer

                         MORTON INDUSTRIAL GROUP, INC.
                              1021 WEST BIRCHWOOD
                            MORTON, ILLINOIS  61550


                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                ----------------


To The Shareholders of Morton Industrial Group, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Morton Industrial Group, Inc. (the "Company") will be held at the Company's offices, 1021 West Birchwood, Morton, Illinois 61550, on Tuesday, June 30, 1998, at 11:00 a.m., Central Daylight Savings Time, for the following purposes:

1. To elect five directors to serve for one year terms until the Annual Meeting of Shareholders in 1999.

2. To consider and act upon a proposal to ratify the selection of Clifton Gunderson L.L.C. as independent auditors for the Company for 1998.

3. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

     The Board of Directors has fixed the close of business on May 4, 1998, as the date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 1021 West Birchwood, Morton, Illinois.

     If you do not expect to attend the meeting in person, please fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                         By Order of the Board of Directors,



                                         Daryl R. Lindemann
                                         Secretary

                         MORTON INDUSTRIAL GROUP, INC.
                              1021 WEST BIRCHWOOD
                            MORTON, ILLINOIS  61550


                                ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 June 30, 1998



     The enclosed proxy is solicited by the Board of Directors of Morton Industrial Group, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's offices, 1021 West Birchwood, Morton, Illinois 61550, on Tuesday, June 30, 1998, at 11:00 a.m., Central Daylight Savings Time, or at any adjournment thereof. The enclosed proxy, when properly executed and received by the Company's Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon, or if no directions are indicated, the proxy will be voted for each nominee for election as a director and for the proposal to ratify the selection of Clifton Gunderson L.L.C. as independent auditors for the Company for the fiscal year ending December 31, 1998. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy, or by personal ballot at the meeting. The first date on which this proxy statement and enclosed form of proxy are being sent to the Company's shareholders is on or about May 7, 1998.

     CERTAIN BACKGROUND INFORMATION. During the fiscal year ended December 31, 1997, the Company operated under the name "MLX Corp." On January 20, 1998, Morton Metalcraft Holding Co., a closely held Delaware corporation ("Morton"), merged with and into MLX Corp. (the "Merger"), with MLX Corp. being the surviving corporation with its name changed to "Morton Industrial Group, Inc."

     On January 19, 1998, the shareholders of MLX Corp. approved an amendment of its Articles of Incorporation to (i) provide for the reclassification of the existing common stock of MLX Corp., par value $.01 per share, as Class A Common Stock (the "Class A Stock"), par value $.01 per share, (ii) establish the rights of the Class B Common Stock, par value $.01 per share (the "Class B Stock"). (The Class A Stock and Class B Stock are collectively referred to as the "Common Stock"). Before the Merger, MLX Corp.'s Board of Directors had six members. At the closing of the Merger four of the MLX Corp. directors resigned, the Board was reduced to five members, and three members of the Board of Directors of Morton became directors of the Company, with two remaining members from the MLX Corp. Board.

     OUTSTANDING SHARES. As of the close of business on May 4, 1998, the record date for determining shareholders entitled to vote at the annual meeting, the Company had issued and outstanding 3,801,944 shares of Class A Stock and 200,000 shares of Class B Stock. Each share of Class A Stock is entitled to one vote per share on matters to be voted upon at the Annual

Meeting. Each share of Class B Stock is entitled to approximately .4705 votes per share on the same matters. The shares of Class A Stock and Class B Stock vote together as a single class on all matters submitted to a vote of the shareholders. By virtue of his Common Stock ownership set forth below and a proxy granted him by or on behalf of the entities listed in Notes 2 and 3 to "Principal Shareholders of the Company," Mr. William D. Morton, the Company's Chairman, President, and Chief Executive Officer controls approximately 56.5% of the voting power of the issued and outstanding shares of Common Stock on all matters requiring the vote of shareholders other than (i) the liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the merger or consolidation of the Company if immediately thereafter the Company's shareholders (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect directors of the company surviving the merger or consolidation. In the latter three instances, the shares of issued and outstanding Common Stock currently held by Mr. Morton would constitute approximately 32.5% of the voting power of the shares of Common Stock that are now issued and outstanding. For further information about the relative voting rights of the Class A Stock and the Class B Stock, see Appendix A to this Proxy Statement.

                             ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

     The Board of Directors of the Company consists of five members. At the Annual Meeting all five directors are to be elected to hold office for a one year term until the 1999 Annual Meeting and until their successors are selected and qualified. The enclosed proxy can be used to vote for election of the five directors named below, whose election has been proposed and recommended by the Board of Directors. If any nominee shall, before the meeting, become unavailable for election as a director, the persons named as proxies in the accompanying form of proxy will vote for such nominee, as may be recommended by the Board of Directors.

     The age, position with the Company, period of service as a director of the Company, business experience during the past five years, and directorships in other companies as of May 7, 1998, for each of the nominees for election are set forth below:

     WILLIAM D. MORTON, 50, served as President and Chief Executive Officer of Morton Metalcraft Co. and its subsequently formed parent, Morton Metalcraft Holding Co., from 1989 until January 20, 1998, when it was merged with and into MLX Corp. at which time he became the Chairman, Chief Executive Officer, and President of the Company. Mr. Morton received a Bachelors Degree in Mechanical Engineering from the University of Illinois in 1970 and is a member of the Society of Manufacturing Engineers.

     FRED W. BROLING, 62, has served as the Chief Executive Officer and Chairman of the Board of Plastic Specialties & Technologies, Inc., a manufacturer of specialty plastic products, since 1984. Mr. Broling is also a director of Harris Chemical Corp. Mr. Broling became a director of Morton Metalcraft Co. in 1989 and subsequently became a director of Morton upon its formation. Upon conclusion of the Merger, Mr. Broling became a director of the Company and a member of the Compensation and Stock Option Committee of the Company's Board of Directors.

     ALFRED R. GLANCY III, 60, has served as Chairman, President, and Chief Executive Officer of MCN Energy Group Inc., a diversified global energy holding company, and its predecessor since 1984. Mr. Glancy became a director of MLX Corp. in 1985 and during 1997 served on the MLX Board's Compensation, Audit, and Special Transaction Committees. Following the Merger, Mr. Glancy was appointed to the Compensation and Stock Option Committee of the Company's Board of Directors.

     MARK W. MEALY, 41, is the head of the Corporate Finance Group at Bowles Hollowell Conner & Co., an investment banking firm, where he has been a Managing Director since 1989. Mr. Mealy became a director of Morton in 1995 and upon conclusion of the Merger became a director of the Company. Following the Merger, Mr. Mealy was appointed to the Audit Committee of the Company's Board of Directors.

     WILLEM F.P. DE VOGEL, 47, has been the President of Three Cities Research, Inc., a firm engaged in the investment and management of private capital since 1982. Mr. de Vogel became a Director of MLX Corp. in 1986, and during 1997 served on the MLX Board's Compensation Committee. Following the Merger, Mr. de Vogel became a member of the Audit Committee of the Company's Board of Directors. Mr. de Vogel also serves as a director of Computer Associates International, a computer software company.

     The MLX Corp. Board of Directors met seven times during 1997. All Directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board on which they served.

     During 1997, the MLX Corp. Board of Directors had an Audit Committee, Compensation Committee, Funds Committee, and Special Transaction Committee.
The MLX Corp. Board of Directors did not have a standing nominating committee. The Audit Committee met twice in 1997 to review matters relating to the quality of financial reporting and internal accounting controls, the appointment of MLX Corp.'s independent auditors, and the extent and results of their audits. The duties of the Compensation Committee included review and approval of the compensation of officers and administration of MLX Corp.'s stock option plans. The Compensation Committee met once in 1997. (The report of representatives of the Committee appears on pages 9 and 10 of this Proxy Statement.)

     The Funds Committee oversaw the investment of MLX Corp.'s funds and met three times in 1997. The Special Transaction Committee was formed in September 1997 to consider issues related to several possible acquisition transactions for MLX Corp., including the transaction with Morton. The Special Transaction Committee, which met twice, was composed of directors who were not affiliated with the shareholders identified in Notes 2 and 3 to the table headed "Principal Shareholders of the Company."

     Upon completion of the Merger, the Company established two committees of the Board of Directors, the Audit Committee and the Compensation and Stock Option Plan Committee. The members of the Audit Committee are Mr. Mealy and Mr. de Vogel. The duties of the Audit Committee include recommendation of the independent auditors to be retained by the Company, oversight of the Company's financial reporting, internal accounting controls, and the results of audits conducted by the Company's independent auditors, and maintenance of communications between the Board of Directors and the Company's independent auditors. The Compensation and Stock Option Plan Committee will review and approve the compensation of the Company's executive officers, oversee the Company's stock option plans, and review significant changes in the Company's compensation policies. The members of the Compensation and Stock Option Plan Committee following the Merger are Mr. Glancy and Mr. Broling.

     COMPENSATION OF DIRECTORS. During 1997, MLX Corp. paid each director who was not an employee of MLX Corp. an annual retainer of $10,000 and a fee of $400 for each board or committee meeting the director attended.

     EXECUTIVE OFFICERS. Since the conclusion of the Merger, the executive officers of the Company have been Mr. Morton and Daryl R. Lindemann. Mr. Lindemann, age 43, is Vice President of Finance, Secretary, and Treasurer of the Company. Mr. Lindemann joined Morton Metalcraft Co. in those positions in 1990 and subsequently held the same positions with Morton following its formation. Mr. Lindemann received a B.S. in Accounting in 1976 from the University of Illinois and is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

     SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth information as of May 4, 1998, the number of shares of Common Stock beneficially owned by all directors and executive officers of the Company individually and as a group:


                                                          PERCENTAGE
                                    STOCK OPERATIONS      OF SHARES
                                    EXERCISABLE           OUTSTANDING AS OF
 NAME OF INDIVIDUAL   SHARES OWNED  WITHIN 60 DAYS(1)     MAY 4, 1998(2)
 ------------------   ------------  --------------        -----------
William D. Morton,    1,318,990(3)         64,815                29.6%
Chairman, Chief
Executive Officer,
and President

Fred W. Broling,          ---             277,778                 5.9%
Director

Alfred R. Glancy          5,100(4)          ---                   (6)
III, Director

Mark W. Mealy,           13,333             ---                   (6)
Director

Willem F.P. de Vogel      1,950(5)          ---                   (6)
Director

Daryl R. Lindemann,                        69,697                 1.5%
Vice President
Finance, Secretary,
and Treasurer

All Directors and     1,339,373           412,290                37.5%
Executive Officers

     (1)   Options exercisable for shares of Class A Stock.

     (2) Based upon the sum of all shares of Class A Stock and Class B Stock that were issued and outstanding plus all stock options that were exercisable within sixty days.

     (3) Includes 1,218,990 shares of Class A Stock and 100,000 shares of Class B Stock.

     (4) Includes 100 shares of Class A Stock owned by Mr. Glancy's wife in which he has no voting or investment power.

     (5) Mr. de Vogel is the President of Three Cities Research, Inc., a wholly owned subsidiary of Three Cities Holdings Limited and an affiliate of Quilvest, which indirectly owns Quilvest American Equity (see Note 3 under "Principal Shareholders of the Company." None of the shares beneficially owned by Three Cities Holdings Limited or Quilvest American Equity is included in the beneficial ownership of Mr. de Vogel.

     (6)   Less than 1%.



                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

           The following table sets forth the ownership by each person other than its directors and executive officers by the Company to own beneficially more than 5% of the Common Stock on May 4, 1998.


                                          AMOUNT AND NATURE
                NAME AND ADDRESS OF       OF BENEFICIAL         PERCENT OF
TITLE OF CLASS  BENEFICIAL OWNER          OWNERSHIP             CLASS(1)
--------------  ----------------          ---------             -----
    Common      Three Cities Holdings     851,456(2)(3)         18.2%
                Limited
                135 East 57th Street
                New York, NY 10022

           (1) Based upon the sum of all shares of Class A stock and Class B Stock that were issued and outstanding plus all stock options that were exercisable within sixty days.

           (2) Three Cities Holdings Limited has sole power to vote and shared power to dispose of 851,456 shares of Common Stock (including 86,164 shares of Class B Stock) that are owned of record by the following group of investors (the "Investor Group"): Terbem Limited (374,244 shares - 8.0%), TCRI Offshore Partners CV (248,393 Shares - 5.3%), Bobst Investment Corp. (59,961 shares - 1.3%), and TCR International Partners, LP (168,858 shares - 3.6%). Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Common Stock as participants in an equity portfolio fund managed by Three Cities Holding Limited. Three Cities Holdings Limited is the parent company of Three Cities Research, Inc.

           (3) Does not include 136,722 shares (2.9%) of the Common Stock (including 13,836 shares of Class B Stock) owned by Quilvest American Equity an indirectly owned investment subsidiary of Quilvest, a Luxembourg holding company whose shares are traded on the Paris and Luxembourg Stock Exchanges. Two of the directors of Quilvest and members of their extended families are significant shareholders of Three Cities Holdings Limited. In addition, one of the directors of Quilvest is the chief executive officer of Three Cities Holdings Limited. Three Cities Holdings Limited does not have any power to vote and dispose of the shares of Class A Stock owned and Class B Stock owned by Quilvest American Equity. Mr. Willem F.P. de Vogel, a director of the Company, is President of Three Cities Research, Inc.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by MLX Corp. and its subsidiaries for the last three fiscal years of MLX Corp. to or on behalf of MLX Corp.'s President and Chief Executive Officer and its former Chairman and Chief Executive Officer.



                                                  Annual Compensation                   Long-Term Compensation
                                                  -------------------                   ----------------------
                                                                             Awards         PAYOUTS
                                                                             ------         -------
                                                                    RESTRICTED    SECURITIES
     NAME AND                                                         STOCK       UNDERLYING     LTIP      ALL OTHER
     PRINCIPAL                                        OTHER ANNUAL   AWARD(S)      OPTIONS/     PAYOUTS   COMPENSATION
     POSITION           YEAR   SALARY($)    BONUS($)  COMPENSATION     ($)          SARS(#)       ($)         ($)
Thomas C. Waggoner,     1997   $149,688        0            0           0             0            0           0
President and Chief     1996   $145,000      52,500         0           0             0            0           0
 Executive Officer      1995   $131,508    $150,000         0           0           30,000         0           0
      (1)

  Brian R. Esher,       1997       0           0            0           0             0            0     $2,189,600(2)
former Chairman and     1996    $12,000        0            0           0             0            0           0
 Chief Executive        1995    $70,187     $37,500         0           0             0            0           0
     Officer

           (1) Upon the conclusion of the Merger on January 20, 1998, Mr. Waggoner resigned and received a severance payment of $350,000.

           (2) In February 1997, the MLX Corp. Board of Directors voted to convert options to purchase 190,400 shares of MLX Corp. common stock held by Mr. Esher to stock appreciation rights ("SARs"). Mr. Esher exercised the SARs in February 1997 and received the amount of cash shown based on a closing market price of $16.50 on February 12, 1997, and an exercise price of $5.00 per SAR.


OPTION/SAR GRANTS AND LONG TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

     MLX Corp. granted no stock options or stock appreciation rights and made no long term incentive awards during the fiscal year ended December 31, 1997.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information concerning options exercised during the fiscal year ended December 31, 1997, by each of the named executive officers and the value of unexercised options held by such executive officers on December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES




                                                              Number of Securities        Value of Unexercised
                                                              Underlying Unexercised      in-the-Money Options at
                                                              Options/SARs                December 31, 1997($)

                    Shares Acquired on    Value Realized
       Name         Exercise (#)               ($)          Exercisable  Unexercisable  Exercisable  Unexercisable
Thomas C. Waggoner         0                    0              50,000          0        $587,375(1)        0

Brian R. Esher             0(2)           $2,189,600(2)          0(2)          0            0              0

     (1) Based on the $18.9375 average of the bid and ask prices of on December 31, 1997, and a weighted average exercise price of $7.19 per share.

     (2) See Note 1 to the Summary Compensation Table with respect to 190,400 options that the Company converted to SARs that Mr. Esher exercised.

EMPLOYMENT AGREEMENT

     Effective as of February 11, 1991, MLX Corp. and Brian R. Esher, its former Chairman and Chief Executive Officer, entered into an employment agreement under which Mr. Esher agreed to be employed as the Chairman, President, and Chief Executive Officer of MLX Corp. for a period of three years, subject to earlier termination for cause as provided in the agreement. Mr. Esher's employment agreement was amended as of February 11, 1992, as a result of the substantial change in MLX Corp. resulting from the sale of its

Refrigeration & Air Conditioning Group (the "RAC Group"). The amendment acknowledged the other duties that Mr. Esher then had as the Chief Executive Officer of the new Refrigeration & Air Conditioning Group company, Pameco Holdings, Inc. See "Compensation Committee Interlocks and Insider
Participation."

     Based on a review of Mr. Esher's employment agreement, MLX Corp. and Mr. Esher amended his employment agreement effective as of January 1, 1994, 1995, and 1996, in each case to extend the term until the end of the calendar year. Under the terms of the amended agreement, Mr. Esher received a base salary of $12,000 in 1996.

     Under the terms of his original 1991 employment agreement, Mr. Esher received an option to purchase 190,400 shares of MLX Corp. Common stock, at a price of $5.00 per share, exercisable (subject to vesting schedules that were satisfied) at any time or from time to time prior to February 10, 1998. As described in Note 1 to the Summary Compensation Table, the Company converted these options to SAR's that Mr. Esher subsequently exercised.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. de Vogel and Glancy served on the Compensation Committee of the MLX Corp. Board of Directors during 1997. None of the members of the committee served as an officer of MLX Corp.

     On March 19, 1992, MLX Corp. consummated a sale of its RAC Group and a restructuring of MLX Corp.'s and its subsidiaries' debt obligations to its senior lenders (such sale and debt restructuring are referred to collectively herein as the "1992 Restructuring"). Following its sale of the RAC Group, MLX Corp. entered into a Management Services Agreement, dated March 19, 1992 (the "Management Services Agreement"), with Pameco Holdings, Inc., the purchaser of the RAC Group, pursuant to which MLX Corp. provided management, operational and administrative services to the RAC group for a fee of $30,000 per month. In 1993, this agreement was amended to provided for the transfer of certain employees to Pameco Holdings and for MLX Corp. to pay a monthly fee of $5,000 to Pameco Holdings for shared expenses, including the lease of common office space and for the services of the transferred employees. This amount was adjusted to $4,500 per month for 1996 and 1997. Under the Management Services Agreement, Pameco Holdings paid MLX Corp. $81,500 in fees (net of amounts paid by MLX, Corp. to Pameco Holdings under the post-amendment version of the Management Services Agreement) during 1993. MLX Corp. paid $69,000 to Pameco Holdings under this arrangement during 1994. As an integral part of the 1992 Restructuring, Brian R. Esher and Pameco Holdings entered into an employment agreement providing that in addition to his duties as the Chairman and Chief Executive Officer of MLX Corp., Mr. Esher would perform other duties as the Chairman, President, and Chief Executive Officer of Pameco Holdings. Mr. Esher's agreement with Pameco Holdings also required him to acquire an 8.5% equity interest in the common stock of Pameco Holdings and to make certain other investments in Pameco Holdings. See "Employment Agreements."

     The investment group that purchased the assets of the RAC Group was led by Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Willem F.P. de Vogel, a member of the Board since 1986 and until the Merger, a member of MLX Corp.'s Compensation Committee, is the President of Three Cities Research, Inc.

PERFORMANCE GRAPH

     The following performance graph compares the total return to shareholders of an investment of $100 in each of MLX Corp. Common Stock, all U.S. companies quoted on Nasdaq, and nonfinancial companies quoted on Nasdaq. "Total Return" means the increase in value of an investment in a security over a given period assuming reinvestment in that security of all dividends received thereon during the period. The stock price performance shown on the graph below is not necessarily indicative of future price performance.



                                 [ A GRAPH ]



-------------------------------------------------------------------------------
                     12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
-------------------------------------------------------------------------------
MLX Common Stock       100.0     105.0      90.0     200.0     265.0     372.5
-------------------------------------------------------------------------------
Nasdaq Stock Market    100.0     114.8     112.2     158.7     195.2     239.6
-------------------------------------------------------------------------------
Nasdaq Non-Financial   100.0     115.5     111.0     154.7     188.0     220.7
-------------------------------------------------------------------------------

                    Plot points for Morton Industrial NPS




              REPORT ON EXECUTIVE COMPENSATION BY REPRESENTATIVES
                   OF THE COMPENSATION COMMITTEE OF MLX CORP.


PRESIDENT & CEO COMPENSATION

     Decisions on compensation and bonus for the President and Chief Executive Officer of MLX Corp. were made by the three member Compensation Committee of the Board of Directors. Each member of the Committee was a non-employee Director. Upon completion of the Merger, Mr. Glancy and Mr. de Vogel, who were members of MLX Corp.'s Compensation Committee, continued as directors of the Company and provided this report for the fiscal year ended December 31, 1997, as the representatives of MLX Corp.'s Compensation Committee.

     Mr. Waggoner did not have an employment agreement with MLX Corp.

     Mr. Esher's compensation during 1996 was governed by his Employment Agreement with MLX Corp., which was first entered into in 1991. The initial Employment Agreement was amended on February 11, 1992, in light of the decreased size of MLX Corp. following the sale of MLX Corp.'s Refrigeration and Air Conditioning Group and to reflect the responsibilities Mr. Esher acquired as Chief Executive Officer of Pameco Holdings, Inc. The Employment Agreement was again amended, effective January 1, 1994, and January 1, 1995, and January 1, 1996, and extended on terms reflective of MLX Corp.'s then financial condition and size. Effective with the sale of S.K. Wellman in June 1995, Mr. Esher's salary was decreased from $125,000 per year to $12,000 per year and all incentive compensation for the remainder of 1995 was eliminated. In January 1996 Mr. Esher's Employment Agreement was extended through December 31, 1996, based on a $12,000 annual salary and no incentive compensation.

GENERAL

     MLX Corp.'s compensation programs were designed to enable MLX Corp. to attract, motivate and retain senior managers and key employees by providing a total compensation opportunity based upon individual and unit performance. MLX Corp.'s compensation program provided for competitive base salaries, annual incentive bonus opportunities, competitive benefits (health, life, disability, vacation, and defined contribution retirement) with employee contributions and long term stock options. This compensation program aligned the interest of MLX Corp.'s management and its shareholders to build long term value and improve the return to MLX Corp.'s shareholders. It was MLX Corp.'s policy to structure its compensation programs so that all compensation was deductible by MLX Corp. pursuant to Section 162(m) of the Internal Revenue Code.


SALARIES

     All officers were employed as employees at will. The salary of the executive officers other than the Chief Executive Officer were determined by the Chairman and Compensation Committee and were based upon salary grades assigned to positions and the relative experience and performance of the individual. Salary grades were reviewed annually and adjusted in accordance with the individual's performance and assigned responsibilities within MLX Corp. and the general complexity of MLX Corp.'s operations. MLX Corp. generally attempted to set its salaries near the midpoint of the salary ranges of comparably sized employers.

     Typically, individual executives were reviewed annually and their performance evaluated against their objectives for the period of evaluation. Such objectives included measurements of revenue generation, operating profit, asset management, cash flows, cost improvements, quality in customer service, in each case depending upon the responsibilities of the executive. Evaluation of these factors is subjective, and no fixed, relative weights were assigned to the criteria considered.


BONUS COMPENSATION

     All executive officers were granted bonus opportunities under MLX Corp.'s Senior Management Discretionary Bonus Plan, which defined the administration and goal measurements of each key position. This plan was updated annually and target bonus opportunities assigned to qualifying managers. Payments were granted annually based upon achievement of goals, which were also established annually. For Mr. Waggoner, these goals included profitability, lender matters, common stock and Nasdaq matters, financial reporting and income tax compliance, and mergers and acquisitions. Each goal was assigned a relative weight of 10% to 25%. No bonus was paid to Mr. Waggoner pertaining to 1997.


OPTION GRANTS

     MLX Corp. used grants of stock options under its 1985 Stock Option Plan and its 1995 Stock Option and Incentive Award Plan (the "Old Stock Option Plans") to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its shareholders. MLX Corp.'s Old Stock Option Plans were administered by the Compensation Committee, which determined the persons eligible, the number of shares subject to each grant, the exercise price thereof and the other terms and conditions of the options. Options granted under the Old Stock Option Plans had an exercise price equal to at least 100% of the market price of MLX Corp.'s common stock on the date that the option was granted, and the term of any option granted is from five (5) to ten (10) years. Option grants typically vested over a three year period, subject to continued employment.


FOR THE MLX CORP. COMPENSATION COMMITTEE

     Alfred R. Glancy III, Chairman
     Willem F.P. de Vogel


POST-MERGER EXECUTIVE COMPENSATION

     Following the Merger, the Company established a Compensation and Stock Option Plan. Its Committee members are Mr. Glancy and Mr. Broling. The Compensation and Stock Option Plan Committee will be responsible for setting the compensation of the executive officers of the Company and administering the Company's 1997 Stock Option Plan, which was approved by the stockholders of MLX Corp. on January 19, 1998. The base compensation of Mr. Morton and Mr. Lindemann, the two executive officers of the Company, is governed by employment agreements that they entered into with the Company on January 20, 1998, at the closing of the Merger. Under those agreements, Mr. Morton's base compensation in 1998 is $280,000 and Mr. Lindemann's is $95,000. The Compensation and Stock Option Committee will set these officers' bonus and other compensation during 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any executive officer, director or ten percent shareholder who failed to file on a timely basis any report required to be filed by Section 16(a) of the Securities Exchange Act of 1934.

                   RATIFICATION OF THE SELECTION OF AUDITORS
                           (Item 2 on the Proxy Card)

     The Board of Directors proposes and recommends that the shareholders ratifies the selection of the firm of Clifton Gunderson L.L.C. as independent auditors for the Company for 1998. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Clifton Gunderson L.L.C. to audit the books and accounts of the Company for the current year. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders.


INFORMATION ABOUT AUDITORS.

     On April 14, 1998, the Company's Board of Directors, acting upon the recommendation of the Audit Committee of the Board, selected Clifton Gunderson L.L.C. ("Clifton Gunderson") to serve as the Company's independent accountants for the fiscal year ending December 31, 1998, and dismissed Ernst & Young LLP ("Ernst & Young") as independent accountants for the Company. For the fiscal year ended December 31, 1997, Ernst & Young served as the independent auditors for MLX Corp., and for the fiscal year ended June 30, 1997, and the six months ended December 31, 1997, Clifton Gunderson served as Morton's independent auditors. Following the Merger, the Company retained both firms to complete their respective audits for the periods ended December 31, 1997.

     During the last two fiscal years, Ernst & Young's reports on the financial statements of MLX Corp. did not contain an adverse opinion or disclaimer of opinion, nor were they qualified in any way, and no reports of Ernst & Young were modified as to uncertainty, audit scope or accounting principles. During the same period and during the current fiscal year to and including April 14, 1998, MLX Corp., and the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the last two fiscal years and during the current fiscal year, to and including April 14, 1998, Ernst & Young has not advised MLX Corp. or the Company (i) that it does not have internal controls necessary for the development of reliable financial statements; (ii) that information had come to Ernst & Young's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (iii) that Ernst & Young needed to expand significantly the scope of its audit, or that information had come to Ernst & Young's attention that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or (b) cause it to be unwilling to rely on management's representations or be associated with MLX Corp.'s financial statements, or (iv) that information had come to Ernst & Young's attention that it concluded materially impacted the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

     During the last two fiscal years of MLX Corp. and during any subsequent interim period to and including April 13, 1998, of either of MLX Corp. or the Company, neither MLX Corp. or the Company consulted Clifton Gunderson about (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company's financial statements, or (b) any matter that was a subject of a disagreement between the Company and Ernst & Young or that was a reportable event of the kind described in clauses (i) through (iv) in the immediately preceding paragraph.

                                 MISCELLANEOUS

     SOLICITATION OF PROXIES. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telecopy by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

     INCORPORATION BY REFERENCE. The Report on Executive Compensation appearing on pages 9 and 10 and the Performance Graph on page 8 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates said report or said graph by reference and neither the report nor the graph shall otherwise be deemed filed under such Acts.

     NEXT ANNUAL MEETING. The Bylaws provide that the Annual Meeting of the Shareholders of the Company will be held on the fourth Thursday of May in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or after January 29, 1999, but no later than February 27, 1999.

     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing in your proxy promptly, no matter how large or how small your holdings may be.

     FORM 10-K. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and its exhibits are available without charge upon request to the Company's Secretary, 1021 West Birchwood, Morton, Illinois 61550.

                                       By Order of the Board of Directors,



                                       DARYL R. LINDEMANN
                                       Secretary

                                   APPENDIX A

                     Voting Rights of Class A Common Stock
                            and Class B Common Stock



     Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the shareholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to the number of votes determined as described below. Each share of Class B Common Stock will be entitled to such number of votes, which will fluctuate from time to time, as necessary to ensure that the aggregate votes available to be cast by each Affiliated Group (as defined at the end of this paragraph) that is the holder of Class B Common Stock (with respect to such Affiliated Group's Class B Common Stock together with certain shares of Class A Common Stock held by such Affiliated Group) will be equal to 24% of the total votes available to be cast by all holders of MLX Common Stock, regardless of class. The shares of Class B Common Stock is currently held by two separate Affiliated Groups resulting in a total of 48% of the voting power of all Common Stock being controlled by these Affiliated Groups by virtue of the special voting rights of the Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock in certain circumstances. The Affiliated Groups are (i) the TCR Affiliated Group (composed of the Investor Group, as defined in "Principal Shareholders of the Company," and Quilvest American Equity), and (ii) William D. Morton and/or members of his immediate family. The voting power of the individual shares of Class B Common Stock with respect to each Affiliated Group will be determined as of the record date for each shareholders meeting. Upon the issuance of the Class B Common Stock in the Merger, each share of Class B Common Stock initially had approximately .4705 votes per share.

     For purposes of calculating the number of votes per share attributable to the Class B Common Stock, certain shares of Class A Common Stock (the "Designated Shares") owned by each Affiliated Group on the Effective Date, other than approximately 338,990 shares of Class A Common Stock held by Mr. Morton, will be aggregated with the votes attributable to the Class B Common Stock in order to ensure that such Affiliated Group has 24% of MLX's outstanding voting power with respect to such Designated Shares and such Class B Common Stock. If an Affiliated Group owns Class A Common Stock in addition to its Designated Shares, the Affiliated Group may also vote such additional Class A Common Stock, resulting in the Affiliate Group's having voting power in excess of 24%. Each Affiliated Group currently owns 880,000 Designated Shares.

     If any Designated Shares of an Affiliated Group are sold or transferred to persons outside such Affiliated Group, the votes per share of the Class B Common Stock will increase for that Affiliated Group. Any shares of Class A Common Stock that are transferred by a member of an Affiliated Group will generally be deemed to reduce Designated Shares, thus increasing the votes per share attributable to the Class B Common Stock by an amount sufficient to maintain the voting power of the Affiliated Group at 24% of the votes eligible to be cast at any meeting of shareholders. In general, if an Affiliated Group acquires additional shares of Class A Common Stock after the Effective Time, such shares will not be considered Designated Shares, unless Designated Shares have previously been transferred, in which case such newly acquired shares will be deemed to be Designated Shares until the Affiliated Group's Designated Shares equals 888,000.

     Conversions of shares of Class B Common Stock into shares of Class A Common Stock and transfers of Class B Common Stock will reduce, on a pro rata basis, the guaranteed percentage vote to which the selling Affiliated Group is entitled by reason of its ownership of its then remaining shares of Class B Common Stock.

[MAP TO MEETING LOCATION WILL APPEAR HERE.]

                         MORTON INDUSTRIAL GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 30, 1998


     The undersigned hereby appoints Daryl R. Lindemann and Brian L. Geiger and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution. to vote on behalf of the undersigned at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Morton Industrial Group, Inc., to be held at the Company's office 1021 West Birchwood, Morton, Illinois, on June 30, 1998, at 11:00 a.m., local time and at any adjournment or postponement of the Morton Industrial Group, Inc. Annual Meeting all of the shares of Common Stock ($.01 par value) of Morton Industrial Group, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of the card.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MORTON INDUSTRIAL GROUP, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                                     -----------
                                                                     SEE REVERSE
                Continued and to be signed on the reverse side)          SIDE
                                                                     -----------

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                                      V   PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED   V
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
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                  WITHHOLD
                      FOR all     AUTHORITY      The Board of Directors recommends a vote FOR each of the items below.
                      nominees   to vote for
                       listed    all nominees
1. To elect five      at right  listed at right                                                               FOR  AGAINST  ABSTAIN
   directors to serve    [ ]         [ ]      Nominees: William D. Morton     2. To ratify the selection of   [ ]     [ ]     [ ]
   for one year terms                                   Fred W. Broling          Clifton Gunderson L.L.C.
   until the Annual Meeting of Shareholders             Alfred R. Glancy III     as independent auditors
   in 1999.                                             Mark W. Mealy            for the Company for 1998.
                                                        Willem F.P. de Vogel
INSTRUCTION: To withhold authority to vote for
any individual nominee, check the box to vote                                 In their discretion, the proxies are authorized to
"FOR" all nominees and strike a line through                                  vote upon such other business as may properly come
the nominee's name in the list at right.                                      before the Morton Industrial Group, Inc. Annual
                                                                              Meeting that is incidental to the conduct thereof and
                                                                              any adjournment or postponement thereof.

                                                                              The undersigned hereby revokes all proxies heretofore
                                                                              given by the undersigned to vote at the Morton
                                                                              Industrial Group, Inc. Annual Meeting and any
                                                                              adjournment or postponements therefor.

                                                                              Please Mark, Sign, Date and Return the Proxy Card
                                                                              Promptly Using the Enclosed Envelope.







Signature________________________________  Signature if held jointly___________________________________ Dated:______________, 1998

NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and sign authorized officers name and title. If a partnership, please sign in partnership name and sign authorized person's name and titles.

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